Cachet Financial Solutions Announces Reverse Stock Split for a Proposed Application to Up-List its
Common Stock on the NASDAQ Capital Market

MINNEAPOLIS, Minn. – July 26, 2016 – Cachet Financial Solutions, Inc. (OTCQB: CAFN), a leading mobile FinTech provider, announced today that its Board of Directors has set the ratio of the reverse stock split of the Company’s issued and outstanding common stock at one for 15 (1:15). The reverse stock split was previously approved by the Company’s stockholders in June 2016. The reverse stock split will become effective at 12:01 a.m. on Wednesday, July 27, 2016, and the Company’s common stock will begin trading on a post-split basis at the open of trading on Wednesday, July 27, 2016.

The reverse stock split is being implemented by the Company in preparation for a proposed application to up-list the Company’s common stock on the NASDAQ Capital Market (“NASDAQ”). The reverse stock split is intended to fulfill the stock price requirements for listing on NASDAQ since the requirements include, among other things, that the Company’s common stock must maintain a minimum closing price per share of $4.00 or higher for 30 of the most recent 60 trading days. Assuming the Company is able to meet NASDAQ’s requirements, the Company intends to file the proposed up-list application with NASDAQ in the coming weeks after meeting the minimum closing price requirement. However, there is no assurance that Company’s application to up-list the Company’s common stock on NASDAQ will be approved.

Jeffrey Mack, Cachet president and CEO commented: “The reverse split represents a significant milestone for Cachet as we intend to apply to have the Company’s common stock listed on the NASDAQ Capital Market to attract a broader audience of informed investors. With our dedicated team of associates, expanding product suite and record growth, we look forward to generating more value for our investors.”

The Company’s common stock will begin trading on a post-split basis at the open of trading today under a new CUSIP number 12718M208. For the following 20 trading days the Company’s ticker symbol will be CAFND. After that time, the Company’s ticker symbol will once again be CAFN.

As a result of the 1-for-15 reverse stock split, every 15 shares of the Company’s issued and outstanding common stock will be converted into one share of issued and outstanding common stock. The number of authorized shares will remain unchanged. No fractional shares will be issued in connection with the stock split. Any fractional shares of common stock resulting from the reverse stock split will be rounded up to the nearest whole share. It is not necessary for stockholders to exchange their existing stock certificates for new stock certificates in connection with the reverse stock split. Stockholders who hold their shares in brokerage accounts are not required to take any action to exchange their shares.

About Cachet Financial Solutions, Inc.

Cachet Financial Solutions is a leading cloud-based, SaaS technology provider serving the financial services industry with prepaid mobile money and remote deposit capture solutions for PC, Mac and mobile. Founded in early 2010, Cachet has quickly grown into a technology leader and trusted partner of some of the largest and most respected financial organizations. With remarkable growth, an impressive client base and award-winning technology, Cachet continues to innovate and deliver world-class solutions to financial institutions of all sizes.

Cachet believes that its industry-leading solutions can help the company’s clients increase customer retention and revenue opportunities. Cachet’s cloud-based technology platform simplifies development, deployment and servicing of consumer and commercial solutions—minimizing cost and accelerating speed-to-market for Cachet’s clients. Enabled by Cachet’s suite of business and consumer solutions, financial institutions can better serve the needs of all their customers. For more information, visit www.cachetfinancial.com.

Forward-Looking Statements

This press release contains certain statements that would be deemed “forward-looking statements” under Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1933. Words such as “may,” “likely,” “anticipate,” “expect” and “believes” indicate forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We discuss many of these risks in greater detail in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Securities and Exchange Commission on April 14, 2016, under the heading “Risk Factors” and in the other reports we file with the Commission. You are cautioned not to place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Cachet Contacts:

Bryan Meier, EVP & CFO

Cachet Financial Solutions, Inc.

952.698.5214

bmeier@cachetfinancial.com

Judy German, VP & CMO

Cachet Financial Solutions, Inc.

952.698.6991

jgerman@cachetfinancial.com